2

                                   Exhibit 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

Dollars in millions                                                  Nine months
                                                                            1996
--------------------------------------------------------------------------------
Earnings:
  Net income                                                              $1,155
  Add:  income taxes                                                         569
  Less:  equity in undistributed income of all affiliates
     accounted for by the equity method                                       19
  Add:  fixed charges, excluding interest on deposits                      4,700
--------------------------------------------------------------------------------
  Earnings available for fixed charges, excluding
     interest on deposits                                                  6,405
  Add:  interest on deposits                                               1,895
--------------------------------------------------------------------------------
  Earnings available for fixed charges, including
     interest on deposits                                                  8,300
--------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on deposits                         4,675
  Interest factor in net rental expense                                       25
--------------------------------------------------------------------------------
  Total fixed charges, excluding interest on deposits                      4,700
  Add:  interest on deposits                                               1,895
--------------------------------------------------------------------------------
  Total fixed charges, including interest on deposits                      6,595
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                            1.36
  Including interest on deposits                                            1.26
--------------------------------------------------------------------------------

3

                                   Exhibit 12

 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

Dollars in millions                                                  Nine months
                                                                            1996
--------------------------------------------------------------------------------
Earnings:
  Net income                                                              $1,155
  Add:  income taxes                                                         569
  Less:  equity in undistributed income of all affiliates
     accounted for by the equity method                                       19
  Add:  fixed charges, excluding interest on deposits
     and preferred stock dividends                                         4,700
--------------------------------------------------------------------------------
  Earnings available for fixed charges, excluding
     interest on deposits                                                  6,405
  Add:  interest on deposits                                               1,895
--------------------------------------------------------------------------------
  Earnings available for fixed charges, including
     interest on deposits                                                  8,300
--------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on deposits                         4,675
  Interest factor in net rental expense                                       25
  Preferred stock dividends                                                   36
--------------------------------------------------------------------------------
  Total fixed charges, excluding interest on deposits                      4,736
  Add:  interest on deposits                                               1,895
--------------------------------------------------------------------------------
  Total fixed charges, including interest on deposits                      6,631
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges and preferred stock dividends:
  Excluding interest on deposits                                            1.35
  Including interest on deposits                                            1.25
--------------------------------------------------------------------------------